EX-99(11)(ii)

Stradley Ronon Stevens & Young, LLP

2600 One Commerce Square

Philadelphia, PA 19103-7098

Telephone (215) 564-8000

Fax (215) 564-8120

November 18, 2003

Franklin Templeton Variable Insurance Products Trust

One Franklin Parkway

San Mateo, CA 94403-1906

Re: CONSENT TO USE OF OPINION

Ladies and Gentlemen:

We hereby consent to the incorporation by reference of our legal opinion dated February 5, 1999, relating to the legality of the issuance of the Trust’s shares into the Trust’s Registration Statement on Form N-14, filed on November 19, 2003, or any amendments thereto (the “N-14 Registration Statement”), which legal opinion was previously filed on February 25, 1999, with the SEC via EDGAR with Post-Effective Amendment No. 27 to the Trust’s Registration Statement on Form N-1A, and we further consent to reference in the N-14 Registration Statement to the fact that the opinion concerning the legality of the issuance of the shares has been rendered by us.

Very truly yours, STRADLEY, RONON, STEVENS & YOUNG, LLP

By:	/s/ ALLAN R. GEDRICH

Allan R. Gedrich, a Partner